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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of Earliest Event Reported) February 9, 1999
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                             METAL MANAGEMENT, INC.
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             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)


           0-14836                                   94-2835068
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    (Commission File Number)              (I.R.S. Employer Identification No.)


 500 N. Dearborn Street, Suite 405, Chicago, IL               60610
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    (Address of Principal Executive Offices)                (Zip Code)


                                 (312) 645-0700
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              (Registrant's Telephone Number, Including Area Code)







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ITEM 5.  OTHER EVENTS

         On February 3, 1999, Metal Management, Inc. (the "Company") received notification from the NASDAQ Stock Market that the Company's request for an oral hearing to appeal NASDAQ's decision to delist the Company's common stock from the NASDAQ Stock Market had been granted. The hearing will be held before a panel authorized by NASDAQ's Board of Directors (the "Panel") on Thursday, March 18, 1999 at 10:30 a.m. in Washington, D.C.

         The Company had previously received notification from NASDAQ that it intended to delist the Company's common stock from the NASDAQ Stock Market due to the Company's failure to maintain compliance with NASDAQ's alternative listing Maintenance Standards, by failing either to meet NASDAQ's net tangible asset requirement or to maintain the minimum bid price of its common stock at or above $5 per share.

         Until a decision is made by the Panel, the Company's common stock will remain listed on the National Market System of NASDAQ. The Company also intends to continue to explore other listing alternatives pending the outcome of its appeal with NASDAQ. If the Company is not successful in its appeal, its common stock will continue to trade on NASDAQ's SmallCap Market or on another appropriate trading exchange or market. There can be no assurance as to when a decision will be reached by the Panel or that such a decision will be favorable to the Company. An unfavorable decision will result in the immediate delisting of the Company's common stock irrespective of the Company's ability to appeal such a decision.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               METAL MANAGEMENT, INC.



Dated: February 9, 1999        By: /s/ DAVID A. CARPENTER
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                                   David A. Carpenter
                                   Vice President, General Counsel and Secretary